SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report                                 AUGUST 17, 1999 (AUGUST 12, 1999)
(Date of earliest event reported)


                         FIRST DECATUR BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       33-80333                                         37-1085161
(Commission File Number)                 (I.R.S. Employer Identification Number)



130 North Water Street, Decatur, Illinois                               62523
 (Address of principal executive offices)                             (Zip Code)



                                 (217) 424-1111
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER INFORMATION

            On August 12, 1999, First Decatur Bancshares, Inc., a Delaware corporation ("First Decatur"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with BankIllinois Financial Corporation, a Delaware corporation ("BankIllinois"), which provides for the merger of the two companies into a newly-organized bank holding company to be known as Main Street Trust, Inc. ("Main Street"). The Merger is conditioned upon, among other things, approval by holders of a majority of First Decatur common stock and of BankIllinois common stock, and the receipt of certain regulatory approvals. It is intended that the merger will be treated as a tax-free reorganization and as a pooling-of-interests for accounting and financial reporting purposes. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

            Pursuant to the Merger Agreement, stockholders of First Decatur will receive 1.638 shares of Main Street for each share of First Decatur, and stockholders of BankIllinois will receive one share of Main Street for each share of BankIllinois.

            A copy of a Press Release, dated August 13, 1999, issued by First Decatur and BankIllinois relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (a)         Financial Statements of Business Acquired.

                        None.

            (b)         Pro Forma Financial Information.

                        None.

            (c)         Exhibits.

                        2.1 Agreement and Plan of Merger, dated as of August 12, 1999, by and among BankIllinois Financial Corporation, First Decatur Bancshares, Inc. and Main Street Trust, Inc.

                        99.1 First Decatur and BankIllinois Press Release dated August 13, 1999.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  FIRST DECATUR BANCSHARES, INC.


Dated:  August 16, 1999           By:      /s/Phillip C. Wise
                                           -------------------------------------
                                           Phillip C. Wise
                                           President and Chief Executive Officer

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